Exhibit 4.1
TD AMERITRADE HOLDING CORPORATION,
as Issuer,
TD AMERITRADE ONLINE HOLDINGS CORP.,
as Subsidiary Guarantor,
and
THE BANK OF NEW YORK MELLON TRUST COMPANY,
NATIONAL ASSOCIATION,
as Trustee
INDENTURE
Dated as of November 19, 2009

i

Trust Indenture
Act Section	Indenture Section
310(a)(1)	7.11
(a)(2)	7.11
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.11
(b)	7.03
(c)	N.A.
311(a)	7.03
(b)	7.03
(c)	N.A.
312(a)	4.06
(b)	11.17
(c)	11.17
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	4.03; 4.07
(b)	N.A.
(c)(1)	11.03
(c)(2)	11.03
(c)(3)	N.A.
(d)	N.A.
(e)	11.04
(f)	N.A.
315(a)	7.01
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.12
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.13
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.06
318(a)	11.01
(b)	N.A.
(c)	11.01

N.A. means not applicable.

*	This Cross Reference Table is not part of the Indenture.

          INDENTURE, dated as of November 19, 2009, among TD AMERITRADE HOLDING CORPORATION, a Delaware corporation (the “Company”), TD AMERITRADE ONLINE HOLDINGS CORP., a Delaware corporation and wholly-owned subsidiary of the Company, as Subsidiary Guarantor, and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association duly incorporated and existing under the laws of the United States of America (the “Trustee”).
RECITALS OF THE COMPANY
          WHEREAS, the Company has duly authorized the issue from time to time of its senior debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the general terms and conditions for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and
          WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;
          NOW, THEREFORE:
          In consideration of the premises and the purchases of the Securities by the holders thereof, the Company and the Subsidiary Guarantor mutually covenant and agree with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Securities or of any and all series thereof and of the coupons, if any, appertaining thereto as follows:
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
          The following terms (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined (either directly or by reference) in the Trust Indenture Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings so assigned to such terms.
          Section 1.01. Definitions.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled” and “under common control with”) when used with respect to any specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.

          “Agent” means any Registrar, co-registrar, Paying Agent, additional paying agent, Calculation Agent, transfer agent or Authenticating Agent.
          “Authorized Newspaper” means a newspaper (in the City of New York, which, if practicable, shall be The Wall Street Journal (U.S. Edition) or, with respect to any Security the interest on which is based on the offered quotations in the interbank Eurodollar Market for debtor deposits, in London, which, if practicable, shall be the Financial Times (U.K. Edition)) published at least once a day for at least five days in each calendar week and of general circulation in the City of New York or London, as applicable. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.
          “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
          “Board of Directors” means:
          (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act for the corporation;
          (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;
          (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
          (4) with respect to any other Person, the board or committee of such Person serving a similar function.
          “Board Resolution” means one or more resolutions of the Board of Directors or any authorized committee thereof, certified by the secretary or an assistant secretary of the Company to have been duly adopted and to be in full force and effect on the date of certification, and delivered to the Trustee.
          “Business Day” means, unless otherwise provided with respect to a series of Securities, any day other than a Legal Holiday.
          “Calculation Agent” means a financial institution appointed by the Company to calculate the interest rate payable in respect of each interest period on any floating rate notes issued pursuant to this Indenture.
          “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

          “Capital Stock” means:
          (1) in the case of a corporation, corporate stock;
          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
          (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;
but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
          “Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution and delivery of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
          “Company” means TD AMERITRADE Holding Corporation, a Delaware corporation, until a successor replaces it pursuant to Article 5 of this Indenture and thereafter means the successor.
          “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at the offices of The Bank of New York Mellon Trust Company, National Association, 2 North LaSalle Street, Suite 1020, Chicago, IL 60602, Attention: Corporate Trust, and for purposes of Section 2.05 and Section 4.02, such office shall also mean the office or agency of the Trustee located at 101 Barclay Street, New York, NY 10286 Attention: Bond Operations-7E.
          “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
          “Depositary” means, with respect to the Securities of any series issuable or issued, in whole or in part, in the form of one or more Registered Global Securities, the Person designated as Depositary by the Company pursuant to Section 2.03 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Registered Global Securities of that series.
          “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

          “GAAP” means, as to a particular Person, such accounting principles as, in the opinion of the independent public accountants regularly retained by such Person, conform at the time to accounting principles generally accepted in the United States.
          “Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
          “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
          “Guaranteed Obligations” means the principal, premium, if any, and interest on the Securities when due, whether at stated maturity, by acceleration or otherwise, and all other obligations, monetary or otherwise, of the Company under this Indenture and the Securities (including compensation, expenses and indemnification).
          “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
          (1) interest rate agreements, interest rate cap agreements and interest rate collar agreements or other similar agreements or arrangements;
          (2) foreign exchange contracts and currency protection agreements or other similar agreements or arrangements; and
          (3) any commodity futures contract, commodity option or other similar agreements or arrangements.
          “Holder” or “Securityholder” means the registered holder of any Security with respect to Registered Securities and the bearer of any Unregistered Security or any coupon appertaining thereto, as the case may be.
          “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
          (1) in respect of borrowed money;
          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
          (3) in respect of bankers’ acceptances;
          (4) representing Capital Lease Obligations;

          (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or
          (6) representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
          The amount of any Indebtedness outstanding as of any date will be:
          (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and;
          (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.
          “Indenture” means this Indenture as originally executed and delivered or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture and shall include the forms and terms of the Securities of each series established as contemplated pursuant to Sections 2.01 and 2.03.
          “Legal Holiday” means a Saturday, a Sunday or a day on which the Trustee or banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
          “Note Guarantee” means the Guarantee by each Subsidiary Guarantor of the Company’s obligations under this Indenture and the Securities of any series, executed pursuant to the provisions of this Indenture.
          “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
          “Officer” means, with respect to the Company, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the

Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person. “Officer” of a Subsidiary Guarantor has a correlative meaning.
          “Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, or by an Officer of the Company and either an Assistant Treasurer or an Assistant Secretary of the Company that meets the requirements of Section 11.04 hereof.
          “Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company or a Subsidiary of the Company, and who is reasonably acceptable to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act, if applicable, and include the statements provided in Section 11.04, if and to the extent required thereby.
          “Original Issue Date” of any Security (or portion thereof) means the earlier of (a) the date of authentication of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.
          “Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.
          “Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.
          “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or other entity of whatever nature.
          “Registered Global Security” means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such series in accordance with Section 2.02, and bearing the legend prescribed in Section 2.02.
          “Registered Security” means any Security registered on the Security Register (as defined in Section 2.05).
          “Responsible Officer” when used with respect to the Trustee, shall mean an officer of the Trustee in the Corporate Trust Office, having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
          “Restated Credit Agreement” means the Amended and Restated Credit Agreement of the Company, to be dated on or about November 25, 2009, among the Company, the lending institutions party thereto and The Bank of New York Mellon, as administrative agent, and any related notes, Guarantees, instruments and agreements executed in connection therewith, and in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon termination or otherwise) or refinanced in whole or in part from time to time.
          “Security” or “Securities” means any of the securities, as described in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture and, unless the context indicates otherwise, shall include any coupon appertaining thereto.
          “Significant Subsidiary” means, at any time, any Subsidiary that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, promulgated by the Commission pursuant to the Securities Act of 1933, as amended, as such regulation is in effect on the date of this Indenture, determined based upon the Company’s most recent consolidated financial statements for the most recently completed fiscal year as set forth in the Company’s Annual Report on Form 10-K (or 10-K/A) filed with the Commission; provided that in the case of a Subsidiary formed or acquired after the date of this Indenture, the determination of whether such Subsidiary is a Significant Subsidiary shall be made on a pro forma basis based on the Company’s most recent consolidated financial statements for the most recently completed fiscal quarter or fiscal year, as applicable, as set forth in the Company’s Quarterly Report on Form 10-Q or Annual Report on Form 10-K (or 10-K/A), as applicable, filed with the Commission.
          “Subsidiary” means, with respect to any specified Person:
          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
          “Subsidiary Guarantors” means, as of the date hereof, TD AMERITRADE Online Holdings Corp., a Delaware corporation and wholly-owned subsidiary of the Company, and, after the date hereof, each of:
          (1) the Company’s current and future Subsidiaries that is a borrower or a guarantor under the Restated Credit Agreement; and
          (2) any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

          “Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb), as it may be amended from time to time.
          “Trustee” means The Bank of New York Mellon Trust Company, National Association until a successor replaces it in accordance with the provisions of Article 7 and thereafter shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.
          “Unregistered Security” means any Security other than a Registered Security.
          “U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
          “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
          “Yield to Maturity” means, as the context may require, the yield to maturity (i) on a series of Securities or (ii) if the Securities of a series are issuable from time to time, on a Security of such series, calculated at the time of issuance of such series in the case of clause (i) or at the time of issuance of such Security of such series in the case of clause (ii), or, if applicable, at the most recent redetermination of interest on such series or on such Security, and calculated in accordance with the constant interest method or such other accepted financial practice as is specified in the terms of such Security.
          Section 1.02. Other Definitions. Each of the following terms is defined in the section set forth opposite such term:

Term	Section
Authenticating Agent	2.02
cash transaction	7.03
Dollars	4.02
Event of Default	6.01
mandatory sinking fund payment	3.05
optional sinking fund payment	3.05
Paying Agent	2.05
Payment Default	6.01

record date	2.04
Registrar	2.05
Security Register	2.05
self-liquidating paper	7.03
sinking fund payment date	3.05
tranche	2.14
          Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following terms used in this Indenture that are defined by the Trust Indenture Act have the following meanings:
          “indenture securities” means the Securities and the Note Guarantees; and
          “obligor” on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the Securities.
          All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission under the Trust Indenture Act and not otherwise defined herein have the meanings assigned to them therein.
          Section 1.04. Rules of Construction. Unless the context otherwise requires:
          (a) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
          (b) “or” is not exclusive;
          (c) words in the singular include the plural, and words in the plural include the singular;
          (d) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture;
          (e) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and
          (f) use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns.
ARTICLE 2
THE SECURITIES
          Section 2.01. Form and Dating. The Securities of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, or with any rules of any securities exchange or usage, all as may be determined by the officers executing such Securities as evidenced by their execution of the Securities. Unless otherwise so established, Unregistered Securities shall have coupons attached.
          Section 2.02. Execution and Authentication. An Officer shall execute the Securities and the coupons appertaining thereto, if any, for the Company by facsimile or manual signature, which may be imprinted or otherwise reproduced on the Securities, in the name and on behalf of the Company. If an Officer whose signature is on a Security or coupon appertaining thereto no longer holds that office at the time the Security is authenticated, the Security and such coupon shall nevertheless be valid.
          The Trustee may appoint an authenticating agent (the “Authenticating Agent”) to authenticate Securities. The Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times meet the qualifications of the Trustee required by Article 7 of this Indenture. If at any time an Authenticating Agent shall cease to be eligible in accordance with the previous sentence, such Authenticating Agent shall resign immediately.
          If an Authenticating Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be an Authenticating Agent under this Indenture with the same effect as if the successor Authenticating Agent had been appointed as an Authenticating Agent as provided herein, provided such successor shall otherwise be eligible to be an Authenticating Agent under this Indenture.
          A Security and the coupons appertaining thereto shall not be valid or obligatory for any purpose or be entitled to the benefits of this Indenture until the Trustee or Authenticating Agent executes the certificate of authentication on the Security or on the Security to which such coupon appertains by an authorized officer. The signature shall be conclusive evidence that the Security or the Security to which the coupon appertains has been duly authenticated and delivered under this Indenture.
          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series having attached thereto appropriate coupons, if any, executed by the Company and each Subsidiary Guarantor to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Company, signed by an Officer, or pursuant to such procedures acceptable to the Trustee, without any further action by the Company. In authenticating such Securities, the Trustee shall be entitled to receive prior to the authentication of any Securities of such series each of the following, and

(subject to Article 7) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:
          (a) any Board Resolution and/or executed supplemental indenture referred to in Sections 2.01 and 2.03 by or pursuant to which the forms and terms of the Securities of that series were established;
          (b) an Officers’ Certificate stating that all covenants and conditions precedent to the execution, authentication and delivery of the Securities have been complied with, and no Default or Event of Default has occurred and is continuing, and setting forth the form or forms and terms of the Securities, stating that the form or forms and terms of the Securities of such series have been, or, in the case of a Periodic Offering, will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture; and
          (c) an Opinion of Counsel substantially to the following effect, which Opinion of Counsel may contain such assumptions, qualifications and limitations as such counsel shall reasonably deem appropriate: (i) the form or forms and terms of the Securities and Note Guarantees of such series have been, or, in the case of a Periodic Offering, will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture and the supplemental indenture, to the extent applicable, and (ii) the Indenture and such Securities and Note Guarantees have been duly authorized and, if executed and authenticated in accordance with the provisions of the Indenture and delivered and duly paid for, will be entitled to the benefits of the Indenture and will constitute valid and legally binding obligations of the Company and each Subsidiary Guarantor, enforceable against the Company and each Subsidiary Guarantor in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding of equity or law).
          The Trustee shall not be required to authenticate such Securities if the Trustee reasonably determines that the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture in any material respect or may not be lawfully taken.
          Notwithstanding the provisions of Sections 2.01 and this Section 2.02, if, in connection with a Periodic Offering, all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution otherwise required pursuant to Section 2.01 or the written order, Officers’ Certificate and Opinion of Counsel otherwise required pursuant to this Section 2.02 at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.
          With respect to Securities of a series offered in a Periodic Offering, the Trustee may rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Section 2.01 and this Section 2.02, as applicable, in connection with the first authentication of Securities of such series.

          If the Company shall establish pursuant to or as contemplated by Section 2.03 that the Securities of a series or a portion thereof are to be issued in the form of one or more Registered Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Registered Global Securities in temporary or permanent form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued in such form and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect: “THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”
          Section 2.03. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
          There shall be established in or pursuant to a Board Resolution and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series, subject to the last sentence of this Section 2.03:
          (a) the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities of all other series, except to the extent that additional Securities of an existing series are being, or will be, issued;
          (b) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon redemption of, other Securities of the series pursuant hereto); provided, however, that the authenticated aggregate principal amount of such series may from time to time be increased above such amount by Board Resolution to such effect;
          (c) the date or dates on which the principal of the Securities of the series is payable, or the method of determination thereof (which date or dates may be fixed or extendible);
          (d) the rate or rates (which may be fixed or variable), or the method of determination thereof, at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, or the method of determination thereof, on which such interest shall be payable and (in the case of Registered Securities) on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;
          (e) if other than as provided in Section 4.02, the place or places where the principal of, premium, if any, and any interest, if any, on Securities of the series shall be payable, any Registered Securities of the series may be presented for registration of transfer or for exchange, notices, demands to or upon the Company in respect of the Securities of the series and this Indenture may be served and notice to Holders may be published;
          (f) the right, if any, of the Company to redeem Securities of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;
          (g) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which, the currency or currencies in which and any of the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
          (h) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;
          (i) if other than the principal amount thereof, the portion of the principal amount of any of the Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
          (j) if other than the coin or currency in which the Securities of the series are denominated, the coin or currency in which payment of the principal of, premium, if any, or interest on the Securities of the series shall be payable or if the amount of payments of principal of, premium, if any, and/or interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the series are denominated, the manner in which such amounts shall be determined;
          (k) if other than the currency of the United States of America, the currency or currencies or currency unit or units, including composite currencies, in which payment of the principal of, premium, if any, and interest, if any, on the Securities of the series shall be payable, and the manner in which any such currencies shall be valued against other currencies in which any other Securities shall be payable;
          (l) whether the Securities of the series or any portion thereof will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) or Unregistered Securities (with or without coupons) (and if so, whether such Securities will be issued in temporary or permanent global form), or any combination of the foregoing, any restrictions applicable to the offer, sale or delivery of Unregistered Securities or the payment of interest thereon and, if other than as provided herein, the terms upon which

Unregistered Securities of any series may be exchanged for Registered Securities of such series and vice versa;
          (m) whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts;
          (n) if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;
          (o) any trustees, depositaries, authenticating or paying agents, transfer agents or the registrar or any other agents with respect to the Securities of the series, if other than the Trustee;
          (p) provisions, if any, for the legal defeasance or covenant defeasance of the Securities of the series (including provisions permitting defeasance or covenant defeasance of less than all Securities of the series), which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing) the provisions of Article 8;
          (q) if the Securities of the series are issuable in whole or in part as one or more Registered Global Securities or Unregistered Securities in global form, the identity of the Depositary or common Depositary for such Registered Global Security or Securities or Unregistered Securities in global form;
          (r) any deletions from or modifications of or additions to the Events of Default or covenants with respect to the Securities of the series and any other change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to this Indenture; and
          (s) any other terms of the Securities of the series and any other deletions from or modifications of or additions to this Indenture in respect of such Securities.
          Each Depositary designated pursuant to this Section 2.03 must, at the time of its designation and at all times while it serves as Depositary, be either a clearing agency registered under the Exchange Act and any other applicable statute or regulation or a foreign clearing agency regulated by a foreign financial regulatory authority as defined in Section 3(a)(52) of the Exchange Act, including, without limitation, Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme.
          All Securities of any one series and coupons, if any, appertaining thereto shall be substantially identical, except in the case of Registered Securities as to date and denomination, except in the case of any Periodic Offering and except as may otherwise be provided by or pursuant to the Board Resolution referred to above or as set forth in any such indenture supplemental hereto; provided, however, that the issuance of Securities other than the initial Securities of any series must be a “Qualified Reopening” under Treasury Regulation § 1.1275-2(k)(3) (the Trustee being entitled to assume compliance with this clause unless notified to the contrary in writing by the Company). All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution or in any such indenture supplemental hereto and any forms and terms of Securities to be issued from time to time may be completed and established from time to time prior to the issuance thereof by procedures described in such Board Resolution or supplemental indenture.
          Unless otherwise expressly provided with respect to a series of Securities, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased.
          Section 2.04. Denomination and Date of Securities; Payments of Interest. The Securities of each series shall be issuable as Registered Securities or Unregistered Securities in denominations established as contemplated by Section 2.03 or, if not so established with respect to Securities of any series, in denominations of $1,000 and any integral multiple thereof. The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Officers of the Company executing the same may determine, as evidenced by their execution thereof.
          Unless otherwise specified with respect to a series of Securities, each Security shall be dated the date of its authentication. The Securities of each series shall bear interest, if any, from the date, and such interest and shall be payable on the dates, established as contemplated by Section 2.03.
          The person in whose name any Registered Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Registered Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date for such series, in which case the provisions of Section 2.13 shall apply. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Registered Securities of such series established as contemplated by Section 2.03, or, if no such date is so established, the fifteenth day next preceding such interest payment date, whether or not such record date is a Business Day.
          Except as the Company and the Trustee may otherwise agree, the Company shall promptly deliver to the Trustee following the end of each calendar year a written notice specifying the amount of original issue discount accrued on any outstanding Securities that are Original Issue Discount Securities or otherwise are issued with more than a de minimis amount of original issue discount (as defined in Section 1273(a) of the Internal Revenue Code of 1986, as amended) for such calendar year, including daily rates and accrual periods, and such other information relating to original issue discount reasonably necessary in order to complete any required tax information reports for such calendar year.

          Section 2.05. Registrar and Paying Agent; Agents Generally. The Company shall maintain an office or agency where Securities may be presented for registration, registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Company shall cause the Registrar to keep a register of the Registered Securities and of their registration, transfer and exchange (the “Security Register”). The Company may have one or more additional Paying Agents or transfer agents with respect to any series.
          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture and the Trust Indenture Act that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent and any change in the name or address of an Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company or any Affiliate of the Company may act as Paying Agent or Registrar; provided that neither the Company nor an Affiliate of the Company shall act as Paying Agent in connection with the defeasance of the Securities or the discharge of this Indenture under Article 8.
          The Company initially appoints the Trustee as Registrar, Paying Agent, Calculation Agent and Authenticating Agent. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee ten days prior to each interest payment date and at such other times as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Security Register.
          Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or of the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 2.13) interest on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
          The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Unregistered Security and the bearer of any coupon as the absolute owner of such Unregistered Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Unregistered Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
          None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or any notice which is permitted or required to be given under the Indenture, any consent given or other action taken by the Depositary as Registered Holder, or any selection by the Depositary of any Person to receive payment of principal, premium, if any, interest or other amounts payable on the Securities.
          Section 2.06. Paying Agent to Hold Money in Trust. Not later than 10:00 a.m. New York City time on each due date or, in the case of Unregistered Securities, 10:00 a.m. New York City time on the Business Day prior to the due date, of any principal, interest or premium, if any, on any Securities, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, interest or premium becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders of such Securities or the Trustee all money held by the Paying Agent for the payment of principal of and interest or premium, if any, on such Securities and shall promptly notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Affiliate of the Company acts as Paying Agent, it shall, on or before each due date of any principal, interest or premium on any Securities, segregate and hold in a separate trust fund for the benefit of the Holders thereof a sum of money sufficient to pay such principal, interest or premium so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee in writing of its action or failure to act as required by this Section 2.06.
          Section 2.07. Transfer and Exchange. Unregistered Securities (except for any temporary global Unregistered Securities) and coupons (except for coupons attached to any temporary global Unregistered Securities) shall be transferable by delivery.
          At the option of the Holder thereof, Registered Securities of any series (other than a Registered Global Security, except as set forth below) may be exchanged for a Registered Security or Registered Securities of such series and like tenor, of any authorized denominations and like aggregate principal amount and maturity, upon surrender of such Registered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 2.05 and upon payment, if the Company shall so require, of the charges hereinafter provided. If the Securities of any series are issued in both registered and unregistered form, except as otherwise established pursuant to Section 2.03, at the option of the Holder thereof, Unregistered Securities of any series may be exchanged for Registered Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 4.02, with, in the case of Unregistered Securities that have coupons attached, all unmatured coupons and all matured coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided. At the option of the Holder thereof, if Unregistered Securities of any series, maturity date, interest rate and Original Issue Date are issued in more than one authorized denomination, except as otherwise established pursuant to Section 2.03, such Unregistered Securities may be exchanged for Unregistered Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 4.02, with, in the case of Unregistered Securities that have coupons attached, all unmatured coupons and all matured coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided. Registered Securities of any series may not be exchanged for Unregistered Securities of such series. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
          Upon surrender for registration of transfer of any Registered Security of a series at the agency of the Company that shall be maintained for that purpose in accordance with Section 2.05 and upon payment, if the Company shall so require, of the charges hereinafter provided, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount and maturity.
          All Registered Securities presented or surrendered for registration of transfer, exchange, redemption or payment shall (if so required by the Company or Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.
          The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.
          Notwithstanding any other provision of this Section 2.07, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.
          If at any time the Depositary for any Registered Global Securities of any series notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Global Securities or if at any time the Depositary for such Registered Global Securities shall no longer be eligible under applicable law, the Company shall use its commercially reasonable efforts to appoint a successor Depositary eligible under applicable law with respect to such Registered Global Securities. If a successor Depositary eligible under applicable law for such Registered Global Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of the Company’s order for the authentication and delivery of definitive Registered

Securities of such series shall authenticate and deliver, as specified in such order, Registered Securities of such series in definitive form, in an aggregate principal amount equal to the principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.
          The Company may at any time and in its sole discretion determine that any Registered Global Securities of any series shall no longer be maintained in global form. In such event, the Company shall execute, and the Trustee, upon receipt of the Company’s order for the authentication and delivery of definitive Registered Securities of such series shall authenticate and deliver, as specified in such order, Registered Securities of such series in definitive form, in an aggregate principal amount equal to the principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.
          Any time the Registered Securities of any series are not in the form of Registered Global Securities pursuant to the preceding two paragraphs, the Company agrees to supply the Trustee with a reasonable supply of certificated Registered Securities without the legend required by Section 2.02 and the Trustee agrees to hold such Registered Securities in safekeeping until authenticated and delivered pursuant to the terms of this Indenture.
          If established by the Company pursuant to Section 2.03 with respect to any Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Registered Securities of the same series in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company and each Subsidiary Guarantor shall execute, and the Trustee shall authenticate and deliver, without service charge,
          (a) to each Person specified by such Depositary, new Registered Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Registered Global Security; and
          (b) to such Depositary, a new Registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (a) above.
          Registered Securities issued in exchange for a Registered Global Security pursuant to this Section 2.07 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered. The Registered Global Security exchanged shall be cancelled by the Trustee.
          All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Notwithstanding anything herein or in the forms or terms of any Securities to the contrary, none of the Company, the Trustee or any agent of the Company or the Trustee shall be required to exchange any Unregistered Security for a Registered Security if such exchange would result in adverse federal income tax consequences to the Company (such as, for example, the inability of the Company to deduct from its income, as computed for federal income tax purposes, the interest payable on the Unregistered Securities) under then applicable United States federal income tax laws. The Trustee and any such agent shall be entitled to rely on an Officers’ Certificate or an Opinion of Counsel in determining such result.
          The Company shall not be required (i) to issue, register the transfer of, or exchange Securities of any particular series during the period from the opening of business 15 days before the day a notice of redemption relating to such Securities selected for redemption is sent to the close of business on the day that notice is sent, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or part, except for the unredeemed portion of any Security being redeemed in part.
          Section 2.08. Replacement Securities. If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver, in exchange for such mutilated Security or in exchange for the Security to which a mutilated coupon appertains, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such mutilated Security or to the Security to which such mutilated coupon appertains.
          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company and each Subsidiary Guarantor shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.
          In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or coupon (without surrender thereof except in the case of a mutilated Security or coupon) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, and in the case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee and any agent of them of the destruction, loss or theft of such Security and the ownership thereof; provided, however, that the principal of, premium, if any, and any interest on Unregistered Securities shall, except as otherwise provided in Section 4.02, be payable only at an office or agency located outside the United States.

          Upon the issuance of any new Security under this Section, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
          Every new Security of any series, with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security, or in exchange for a Security to which a mutilated, destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security and its coupons, if any, or the mutilated, destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and any such new Security and coupons, if any, shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.
          The provisions of this Section are exclusive and shall preclude (to the extent lawful) any other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.
          Section 2.09. Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those described in this Section as not outstanding and those that have been defeased pursuant to Section 8.05.
          If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a holder in due course.
          If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date or any redemption date or date for repurchase of the Securities money sufficient to pay Securities payable or to be redeemed or repurchased on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.
          A Security does not cease to be outstanding because the Company or one of its Affiliates holds such Security unless cancelled pursuant to Section 2.11, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities as to which a Responsible Officer of the Trustee has received written notice to be so owned shall be so disregarded. Any Securities so owned which are pledged by the Company, or by any Affiliate of the Company, as security for loans or other obligations, otherwise than to another such Affiliate of the Company, shall be deemed to be outstanding, if the pledgee is entitled to act with respect to such Securities.
          In determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof pursuant to Section 6.02.
          Section 2.10. Temporary Securities. Until definitive Securities of any series are ready for delivery, the Company and each Subsidiary Guarantor may execute and the Trustee shall authenticate and deliver temporary Securities of such series. Temporary Securities of any series shall be substantially in the form of definitive Securities of such series but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities, as evidenced by their execution of such temporary Securities. If temporary Securities of any series are issued, the Company shall cause definitive Securities of such series to be prepared without unreasonable delay.
          After preparation of definitive Securities of any series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of such temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series and tenor and authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.
          Section 2.11. Cancellation. The Company or one of its Affiliates at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or one of its Affiliates may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Registrar, any transfer agent and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall promptly cancel and dispose of in accordance with its customary procedures all Securities surrendered for transfer, exchange, payment or cancellation and upon written request shall deliver a certificate of disposition to the Company. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.
          Section 2.12. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” and “CINS” numbers (if then generally in use), and, if so, the Trustee shall, as a convenience, use CUSIP numbers or CINS numbers, as the case may be, in notices to Holders and no representation shall be made as to the correctness of such numbers either as printed on the Securities or as contained in any notice, and reliance may be placed only on the other identification numbers printed on the Securities.
          Section 2.13. Defaulted Interest. If the Company defaults in a payment of interest on the Securities of any series, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security of the applicable series and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
          Section 2.14. Series May Include Tranches. A series of Securities may include one or more tranches (each a “tranche”) of Securities, including Securities issued in a Periodic Offering. The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price. Notwithstanding any other provision of this Indenture, with respect to Sections 2.02 (other than the fourth, sixth and seventh paragraphs thereof) through 2.04, 2.07, 2.08, 2.10, 3.01 through 3.05, 4.02, 6.01 through 6.14, 8.01 through 8.06, 9.02 through 9.04 and 11.08, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to Section 2.03. In particular, and without limiting the scope of the next preceding sentence, any of the provisions of such sections which provide for or permit action to be taken with respect to a series of Securities shall also be deemed to provide for and permit such action to be taken instead only with respect to Securities of one or more tranches within that series (and such provisions shall be deemed satisfied thereby), even if no comparable action is taken with respect to Securities in the remaining tranches of that series.
ARTICLE 3
REDEMPTION
          Section 3.01. Applicability of Article. The provisions of this Article 3 shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 for Securities of such series.
          Section 3.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Registered Securities of any series to be redeemed as a whole or in part at the option of the Company shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Registered Securities of such series at their last addresses as they shall appear upon the registry books. Notice of redemption to the Holders of Unregistered Securities of any series to be redeemed as a whole or in part who have filed their names and addresses with the Trustee pursuant to Section 313(c)(2) of the Trust Indenture Act shall be given by mailing notice of such redemption, by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, to such Holders at such addresses as were so furnished to the Trustee (and, in the case of any such notice given by the Company, the Trustee shall make such information available to the Company for such purpose). Notice of redemption to all other Holders of Unregistered Securities of any series to be redeemed as a whole or in part shall be published in an Authorized Newspaper, once in each of three successive calendar weeks, the first publication to be not less than 30 days nor more than 60 days prior to the date fixed for redemption. Any notice which is mailed or published in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.
          The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the CUSIP or CINS numbers of the Securities to be redeemed, the date fixed for redemption, the redemption price, or if not then ascertainable, the manner of calculation thereof, the place or places of payment, that payment will be made upon presentation and surrender of such Securities and, in the case of Securities with coupons attached thereto, of all coupons appertaining thereto maturing after the date fixed for redemption, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to, but excluding, the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue and that such Securities subject to such redemption shall cease to be outstanding and the Holders thereof shall have no rights with respect thereto other than the right to receive the redemption price upon presentment and surrender. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued. If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Securities to be redeemed, will be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two Business Days prior to the redemption date.
          The notice of redemption of Securities of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.
          On or before 10:00 a.m. New York City time on the redemption date or, in the case of Unregistered Securities, on or before 10:00 a.m. New York City time on the Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company shall deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.06) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to, but excluding the date fixed for redemption. If all of the outstanding Securities of a series are to be redeemed, the Company shall deliver to the Trustee at least 10 days prior to the last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.02 (or such shorter period as shall be acceptable to the Trustee) an Officers’ Certificate stating that all such Securities are to be redeemed. If less than all the outstanding Securities of a series are to be redeemed, the Company shall deliver to the Trustee at least 10 days (or such lesser number of days as the Trustee shall approve) prior to last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.02 (or such shorter period as shall be acceptable to the Trustee) an Officers’ Certificate stating the aggregate principal amount of such Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company shall deliver to the Trustee, not later than the giving of any notice of redemption to Holders pursuant to this Section, an Officers’ Certificate evidencing compliance with such restriction or condition.
          If less than all the Securities of a series are to be redeemed, and if the Securities are held by a Depositary, the applicable operational procedures of the Depositary for selection of Securities for redemption will apply. If the Securities are not held by a Depositary, the Trustee shall select, pro rata, by lot or in such manner as it shall deem appropriate and fair, Securities of such series or portions thereof to be redeemed in whole or in part. Securities may be redeemed in part in principal amounts equal to authorized denominations for Securities of such series. The Trustee shall promptly notify the Company and Paying Agent in writing of the Securities of such series or portions thereof selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.
          Section 3.03. Payment Of Securities Called For Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to, but excluding, the date fixed for redemption, and on and after such date (unless the Company shall default in the payment of such Securities or portions thereof at the redemption price, together with interest accrued to, but excluding, such date) any interest on the Securities or portions of Securities so called for redemption shall cease to accrue, and the unmatured coupons, if any, appertaining thereto shall be void and, except as provided in Sections 7.12 and 8.02, such Securities shall be deemed not to be outstanding and shall cease from and after the date fixed for redemption to be entitled to any benefit under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, together with all coupons, if any, appertaining thereto maturing after the date fixed for redemption, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to, but excluding, the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable in the case of Securities with coupons attached thereto to the Holders of the coupons for such interest upon surrender thereof, and in the case of Registered Securities, to the Holders of such Registered Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.04 and 2.13 hereof.
          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.
          If any Security with coupons attached thereto is surrendered for redemption and is not accompanied by all appurtenant coupons maturing after the date fixed for redemption, the surrender of such missing coupon or coupons may be waived by the Company and the Trustee, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.
          Upon presentation and surrender of any Security of any series redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of such series (with any unmatured coupons attached), of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.
          Section 3.04. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an Officer of the Company and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an entity specifically identified in such written statement as being an Affiliate of the Company.
          Section 3.05. Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an “optional sinking fund payment”. The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date”.
          In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities of a series in cash, the Company may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired by the Company or receive credit for the principal amount of Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.11, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Company at the option of the Company pursuant to the terms of such Securities or through any optional sinking fund payment pursuant to the terms of such Securities. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities and the amount of mandatory sinking fund payment shall be reduced accordingly.
          On or before the sixtieth day next preceding each sinking fund payment date for any series, or such shorter period as shall be acceptable to the Trustee, the Company shall deliver to the Trustee an Officers’ Certificate (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of specified

Securities of such series and the basis for such credit and (b) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such series. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.11 to the Trustee with such Officers’ Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officers’ Certificate shall be irrevocable and upon its receipt by the Trustee the Company shall become obligated to make all the cash payments, delivery of Securities or crediting therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such sixtieth day, to deliver such Officers’ Certificate and Securities specified in this paragraph, if any, shall not constitute a Default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Company shall make no optional sinking fund payment with respect to such series as provided in this Section.
          If the sinking fund payment or payments (mandatory or optional) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 or the equivalent in foreign currency if to be paid out in such currency (or a lesser sum if the Company shall so request with respect to the Securities of any series), such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price thereof together with accrued interest thereon to, but excluding, the date fixed for redemption. If such amount shall be $50,000 (or such lesser sum) or less and the Company makes no such request then it shall be carried over until a sum in excess of $50,000 (or such lesser sum) is available. If the Securities are held by a Depositary, the applicable operational procedures of the Depositary for selection of Securities for redemption will apply. If the Securities are not held by a Depositary, the Trustee shall select, in the manner provided in Section 3.02, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Company) inform the Company of the serial numbers of the Securities of such series (or portions thereof) so selected. Securities shall be excluded from eligibility for redemption under this Section if they are identified by registration and certificate number in an Officers’ Certificate delivered to the Trustee at least 60 days prior to the sinking fund payment date as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such Officers’ Certificate as being an Affiliate of the Company. The Trustee, in the name and at the expense of the Company (or the Company, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 3.02 (and with the effect provided in Section 3.03) for the redemption of Securities of such series in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, premium, if any, and interest on, the Securities of such series at maturity.
          On or before 10:00 a.m. New York City time on each sinking fund payment date or, in the case of Unregistered Securities, 10:00 a.m. New York City time on the Business Day prior to the sinking fund payment date, the Company shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to, but excluding, the date fixed for redemption on Securities or portions thereof to be redeemed on the next following sinking fund payment date.
          The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a Default in payment of interest on such Securities or of any Event of Default except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such Default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such Default or Event of Default, be deemed to have been collected under Article 6 and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 6.04 or the Default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.
ARTICLE 4
COVENANTS
          Unless otherwise specified as contemplated by Section 2.03, the covenants contained in this Article 4 shall be applicable to the Securities of any series.
          Section 4.01. Payment of Securities. The Company shall pay the principal of, premium, if any, and interest, if any, on the Securities of a series on the dates and in the manner provided in the Securities of that series and this Indenture. The interest on Securities with coupons attached (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. The interest on any temporary Unregistered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be paid, as to the installments of interest evidenced by coupons attached thereto, if any, only upon presentation and surrender thereof, and, as to the other installments of interest, if any, only upon presentation of such Unregistered Securities for notation thereon of the payment of such interest. The interest on Registered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to the Holders thereof (subject to Section 2.04) and at the option of the Company may be paid by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the Security Register of the Company.

          Notwithstanding any provisions of this Indenture and the Securities of any series to the contrary, if the Company and a Holder of any Registered Security so agree, payments of interest on, premium, if any, and any portion of the principal of, such Holder’s Registered Security shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 11:00 A.M., New York City time (or such other time as may be agreed to between the Company and the Paying Agent), directly to the Holder of such Security (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal, surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered. The Trustee shall be entitled to rely on the last instruction delivered by the Holder pursuant to this Section 4.01 unless a new instruction is delivered 15 days prior to a payment date. The Company shall indemnify and hold each of the Trustee and any Paying Agent harmless against any loss, liability or expense reasonably incurred without negligence or bad faith on their part resulting from any act or omission to act on the part of the Company or any such Holder in connection with any such agreement or from making any payment in accordance with any such agreement.
          Section 4.02. Maintenance of Office or Agency. The Company shall maintain an office or agency where Securities of any series may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office or agency of the Company. The Company shall give prompt written notice to the Trustee of any change in such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
          The Company may maintain one or more agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Securities of any series are listed) where the Unregistered Securities, if any, of each series and coupons, if any, appertaining thereto may be presented for payment. No payment on any Unregistered Security or coupon shall be made upon presentation of such Unregistered Security or coupon at an agency of the Company within the United States nor shall any payment be made by transfer to an account in, or by mail to an address in, the United States unless, pursuant to applicable United States laws and regulations then in effect, such payment can be made without adverse tax consequences to the Company. Notwithstanding the foregoing, if full payment in United States Dollars (“Dollars”) at each agency maintained by the Company outside the United States for payment on such Unregistered Securities or coupons appertaining thereto is illegal or effectively precluded by exchange controls or other similar restrictions, payments in Dollars of Unregistered Securities of any series and coupons appertaining thereto which are payable in Dollars may be made at an agency of the Company.
          The Company may also from time to time designate one or more other offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          Section 4.03. Compliance Certificate. (a) The Company and each Subsidiary Guarantor (to the extent that such Subsidiary Guarantor is so required under the Trust Indenture Act) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate (that need not comply with Section 11.04) stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled in all material respects each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
          (b) So long as any of the Securities of any series are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default, what action the Company is taking or proposes to take with respect thereto and whether the Securities are listed on any exchange.
          Section 4.04. Taxes. The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities.
          Section 4.05. Stay, Extension and Usury Laws. The Company and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
          Section 4.06. Securityholders’ Lists. The Company shall furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities pursuant to Section 312 of the Trust Indenture Act (a) not more than 15 days after each record date for the payment of interest on the Securities, as hereinabove specified, as of such record date, and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished; provided, however, in each case that so long as the Trustee shall be the Registrar, such lists shall not be required to be furnished.
          Section 4.07. Reports by the Company. The Company and each Subsidiary Guarantor covenants to file with the Trustee, within 15 days after the Company and each Subsidiary Guarantor is required to file with the Commission, copies of the annual reports and of the information, documents, and other reports which the Company and each Subsidiary Guarantor is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. Filing of any such annual report, information, documents and such other reports on the Commission’s EDGAR system (or any successor thereto) or any other publicly available database maintained by the Commission shall be deemed to satisfy the requirements of this Section 4.07, provided that the Trustee shall have no duty to determine whether any such filing shall have occurred. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any Subsidiary Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or certificates delivered to the Trustee pursuant to Section 4.03).
          Section 4.08. Additional Amounts. If the Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first interest payment date with respect to that series of Securities and at least 10 days prior to each date of payment of principal of, premium, if any, or interest on the Securities of that series if there has been a change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company shall furnish to the Trustee and the Paying Agent, if other than the Trustee, an Officers’ Certificate instructing the Trustee and such Paying Agent whether such payment of principal of, premium, if any, or interest on the Securities of that series shall be made to Holders of the Securities of that series without withholding or deduction for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding or deduction shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld or deducted on such payments to such Holders and shall certify the fact that additional amounts will be payable and the amounts so payable to each Holder, and the Company shall pay to the Trustee or such Paying Agent the additional amounts required to be paid by this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section.
          Whenever in this Indenture there is mentioned, in any context, the payment of the principal of, premium, if any, or interest or any other amounts on, or in respect of, any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of additional amounts (if applicable) in any provision hereof shall not be construed as excluding the payment of additional amounts in those provisions hereof where such express mention is not made.
          Section 4.09. Legal Existence. Subject to Article 5 hereof, the Company shall preserve and maintain:
          (a) the legal existence and legal structure of the Company and its Subsidiaries; and
          (b) to the extent material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;
provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the legal existence or structure of any of its Subsidiaries, if the Company shall determine, and set forth in an Officers’ Certificate such determination, that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities.
          Section 4.10. Future Subsidiary Guarantors. The Company shall not permit any of its Subsidiaries to, directly or indirectly, guarantee any Person’s Obligations under the Restated Credit Agreement unless such Subsidiary is a Subsidiary Guarantor or concurrently executes a supplemental indenture and a Note Guarantee.
          Section 4.11. Waiver Of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 4.10 and clause (d) of Section 5.01, except as otherwise specifically provided therein (and, if so specified pursuant to Section 2.03, any other covenant not set forth herein and specified pursuant to Section 2.03 to be applicable to the Securities of any series, except as otherwise provided pursuant to Section 2.03), with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the outstanding Securities of such series shall, by act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent expressly so waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
ARTICLE 5
CONSOLIDATION, MERGER OR SALE OF ASSETS
          Section 5.01. Consolidation, Merger or Sale of Assets by the Company. Except as otherwise specified as contemplated by Section 2.03, the Company shall not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

          (a) either:
          (i) the Company is the surviving corporation; or
          (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
          (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made expressly assumes all the obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee;
          (c) immediately after such transaction, no Default or Event of Default exists; and
          (d) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, shall have delivered to the Trustee an Opinion of Counsel stating that such transaction and any supplemental indenture entered into in connection therewith comply with all of the terms of this covenant and that all conditions precedent provided for in this covenant relating to such transaction or series of transactions have been complied with.
In addition, the Company will not, directly or indirectly, lease all or substantially all of its properties or assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions, to any other Person. This Section 5.01 will not apply to:
          (a) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or
          (b) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries.
          Section 5.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

          Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication pursuant to such provisions and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee on its behalf for that purpose pursuant to such provisions. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.
          In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate.
          In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or any successor Person which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities, and may be liquidated and dissolved.
ARTICLE 6
DEFAULT AND REMEDIES
          Section 6.01. Events of Default. Each of the following is an “Event of Default” with respect to the Securities of any series (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
          (a) Default for 30 days in the payment when due of interest on the Securities of such series; or
          (b) Default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Securities of such series; or
          (c) failure by the Company or any of its Subsidiaries that continues uncured for 60 days after written notice specifying such failure to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities of such series then outstanding voting as a single class to comply with any of the other agreements in this Indenture; or
          (d) Default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that Default:

          (i) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such Default (a “Payment Default”), or
          (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more; or
          (e) the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
          (i) commences a voluntary case,
          (ii) consents to the entry of an order for relief against it in an involuntary case,
          (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,
          (iv) makes a general assignment for the benefit of its creditors, or
          (v) generally is not paying its debts as they become due; or
          (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
          (i) is for relief against the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;
          (ii) appoints a custodian of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries that is a Significant Subsidiary;
          (iii) orders the liquidation of the Company or any of its Subsidiaries that is a Significant Subsidiary; or
          (iv) and the order or decree remains unstayed and in effect for 60 consecutive days; or
          (g) except as permitted by this Indenture, any Note Guarantee of the Securities of such series is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under its Note Guarantee of the Securities of such series; or
          (h) any other Event of Default established pursuant to Section 2.03 with respect to the Securities of such series occurs.

          Section 6.02. Acceleration. In the case of an Event of Default specified in clause (e) or (f) of Section 6.01 hereof, with respect to the Company or any Subsidiary of the Company that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Securities of any series will become due and payable immediately without further action or notice. If any other Event of Default with respect to the Securities of any series then outstanding occurs and is continuing, then, and in each and every such case, except for any series of Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of any such series then outstanding hereunder (each such series treated as a separate class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to Section 2.03) of all Securities of such series, and the interest accrued thereon, if any, and premium, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.
          The foregoing provision, however, is subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to Section 2.03) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared or become due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained by the Trustee as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all overdue installments of interest or other payments with respect to coupons on all the Securities of each such series (or of all the Securities, as the case may be) and the principal of, premium, if any, and interest on any and all Securities of each such series (or of all the Securities, as the case may be) which shall have become due otherwise than by such declaration and acceleration (with interest upon such overdue installments of interest or other payments with respect to principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest or other payments with respect to coupons on all Securities of each series, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of each such series to the date of such payment or deposit) and such amount as shall be sufficient to cover all amounts owing the Trustee under Section 7.07, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of all the then outstanding Securities of all such series that have been accelerated (voting as a single class), by written notice to the Company and to the Trustee, may waive all Defaults with respect to all such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or shall impair any right consequent thereon.
          For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared or become due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest or premium, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.
          Section 6.03. Other Remedies. If an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, and interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.
          Section 6.04. Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and Section 9.02, the Holders of a majority in aggregate principal amount of the outstanding Securities of any series affected (voting as a single class), by notice to the Trustee, may, on behalf of the Holders of all of the Securities of such series, waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default or Event of Default in the payment of principal of, premium or interest, if any, on any Security as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security of such series affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured for every purpose of this Indenture and the Company, the Subsidiary Guarantors, the Trustee and the Holders restored to their former position and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
          Section 6.05. Control by Majority. Subject to Sections 7.01 and 7.02(e), the Holders of a majority in aggregate principal amount of the outstanding Securities of any series affected (voting as a single class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Securities pursuant to this Section 6.05.
          Section 6.06. Limitation on Suits. No Holder of any Security of any series may institute any proceeding, judicial or otherwise, in equity or at law, with respect to this Indenture or the Securities of such series, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
          (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of such series;

          (b) the Holders of at least 25% in aggregate principal amount of outstanding Securities of such series affected shall have made written request to the Trustee to institute such proceedings in respect of such Event of Default in its own name as Trustee hereunder;
          (c) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;
          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
          (e) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities of such affected series have not given the Trustee a direction that is inconsistent with such written request.
          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder. The Trustee shall mail to all Holders any notice it receives from Holders under this Section.
          Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of or interest or premium, if any, on such Holder’s Security on or after the respective due dates expressed on such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
          Section 6.08. Collection Suit by Trustee. If an Event of Default with respect to the Securities of any series in payment of principal, premium or interest specified in clause 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount (or such portion thereof as specified in the terms established pursuant to Section 2.03 of Original Issue Discount Securities) of principal of, premium, if any, and accrued interest remaining unpaid on, together with interest on overdue principal specified in such Securities, and such further amount as shall be sufficient to cover all amounts owing the Trustee under Section 7.07, except for such amounts arising out of the Trustee’s negligence or bad faith.
          Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any moneys, securities or other property payable or deliverable upon conversion or exchange of the Securities or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it under Section 7.07, except for such amounts arising out of the Trustee’s negligence or bad faith. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
        Section 6.10. Application of Proceeds. If the Trustee collects any money pursuant to this Article 6 in respect of the Securities of any series, it shall pay out the money in the following order:
          FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 with respect to such series of Securities, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
          SECOND: to Holders of Securities of the applicable series for amounts due and unpaid on such Securities for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal, premium and interest, respectively; and
          THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.
        Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.
        Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect to the Securities of any series, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by a Holder pursuant to Section 6.06, a suit instituted by the Trustee or a suit by Holders of more than 10% in principal amount of the outstanding Securities of such series.
          Section 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          Section 6.14. Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Subject to Section 6.06, every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
ARTICLE 7
TRUSTEE
          Section 7.01. General. Except during the continuance of an Event of Default, the Trustee’s duties and responsibilities under this Indenture shall be only those duties and responsibilities specifically set forth in this Indenture and no implied duties or responsibilities shall be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7.
          Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):
          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, Officers’ Certificate, Opinion of Counsel (or both), statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons;

          (b) before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel, which shall conform to Section 11.04 and shall cover such other matters as the Trustee may reasonably request. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. Subject to Section 7.01 and this Section 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof;
          (c) the Trustee may act through its attorneys and agents not regularly in its employ and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care, and the rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;
          (d) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed);
          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request, order or direction;
          (f) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 or in accordance with the request or direction of the Holders of a majority in principal amount of the outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
          (g) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; and
          (h) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, Officers’ Certificate, Opinion of Counsel, Board Resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document with respect to such series of Securities, unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of any series affected then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding.
          Section 7.03. Individual Rights of Trustee and Others. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, any Subsidiary Guarantor or any of their respective Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture, in its capacity as trustee in respect of the Securities of any series or tranche, in its capacity as trustee in respect of the Securities of any other series or any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company or any Subsidiary Guarantor are outstanding. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder. For purposes of Trust Indenture Act Section 311(b)(4) and (6), the following terms shall have the following meanings:
          (a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and
          (b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company or any Subsidiary Guarantor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.
          Section 7.04. Trustee’s Disclaimer. The recitals contained herein and in the Securities and the Note Guarantees (except the Trustee’s certificate of authentication) shall be taken as statements of the Company and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same. Neither the Trustee nor any of its agents (a) makes any representation as to the validity or adequacy of this Indenture or the Securities or the Note Guarantees or (b) shall be accountable for the Company’s use or application of the proceeds from the Securities.

          Section 7.05. Notice of Default. If any Default with respect to the Securities of any series occurs and is continuing and if such Default is known to the actual knowledge of a Responsible Officer of the Trustee, the Trustee shall give to each Holder of Securities of such series notice of such Default within 90 days after it occurs (a) if any Unregistered Securities of such series are then outstanding, to the Holders thereof, by publication at least once in an Authorized Newspaper and (b) to all Holders of Securities of such series in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, unless such Default shall have been cured or waived before the mailing or publication of such notice; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Security of such series, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.
          Section 7.06. Reports by Trustee to Holders. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).
          A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company shall promptly notify the Trustee when any Securities are listed on any stock exchange.
          Section 7.07. Compensation and Indemnity. The Company shall pay to the Trustee such reasonable compensation as shall be agreed upon in writing from time to time for its services. The compensation of the Trustee shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee or in accordance with the provisions of this Indenture, except for any such expense, disbursement or advance as may arise from its negligence or bad faith. Such expenses shall include the reasonable compensation and expenses of the Trustee’s counsel and other persons not regularly in their employ.
          The Company shall indemnify the Trustee and any predecessor Trustee for, and hold them harmless against, any loss or liability or expense incurred by them without negligence, bad faith or willful misconduct on their part arising out of or in connection with the acceptance or administration of this Indenture and the Securities of any series or the issuance of the Securities or of series thereof or the trusts hereunder and the performance of duties under this Indenture and the Securities, including the costs and expenses of defending themselves against or investigating any claim or liability and of complying with any process served upon them or any of their officers in connection with the exercise or performance of any of their powers or duties under this Indenture and the Securities; provided that the Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification; provided, however, the failure to give such notice shall not affect the right to indemnification hereunder except to the extent of actual prejudice.
          To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust for the benefit of the Holders of particular Securities.
          The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the defeasance or satisfaction and discharge of this Indenture, the registration or removal of the Trustee, or the rejection or termination of this Indenture under Bankruptcy Law. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities or coupons, and the Securities are hereby subordinated to such senior claim. Without prejudice to any other rights available to the Trustee under applicable law, if the Trustee renders services and incurs expenses following an Event of Default under Section 6.01(e) or Section 6.01(f) hereof, the parties hereto and the holders by their acceptance of the Securities hereby agree that such expenses are intended to constitute expenses of administration under any Bankruptcy Law.
          Section 7.08. Replacement of Trustee. A resignation or removal of the Trustee as Trustee with respect to the Securities of any series and appointment of a successor Trustee as Trustee with respect to the Securities of any series shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
          The Trustee may resign as Trustee with respect to the Securities of any series at any time by so notifying the Company and the Holders as specified in this Indenture in writing. The Holders of a majority in aggregate principal amount of the outstanding Securities of any series may at any time remove the Trustee as Trustee with respect to the Securities of such series by so notifying the Trustee in writing and may appoint a successor Trustee with respect thereto with the consent of the Company. The Company may remove the Trustee as Trustee with respect to the Securities of any series if: (i) the Trustee is no longer eligible under Section 7.11; (ii) the Trustee is adjudged a bankrupt or insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.
          If the Trustee resigns or is removed as Trustee with respect to the Securities of any series, or if a vacancy exists in the office of Trustee with respect to the Securities of any series for any reason, the Company shall use its commercially reasonable efforts to promptly appoint a successor Trustee with respect thereto. If the successor Trustee with respect to the Securities of any series does not deliver its written acceptance required by Section 7.09 within 30 days after the retiring Trustee mails the notice of resignation or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect thereto.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Securities of any series may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          The Company or successor Trustee shall give notice of any resignation or removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee in respect of the Securities of such series to all Holders of Securities of such series. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
          Notwithstanding replacement of the Trustee with respect to the Securities of any series pursuant to this Section 7.08 and Section 7.09, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
          Section 7.09. Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee with respect to any and all applicable series an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties with respect to any and all applicable series of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges and subject to the lien provided for in Section 7.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts with respect to any and all applicable series of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
          In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
          Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.
          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article 7 and have no conflict of interest under Section 310(b) of the Trust Indenture Act.
          Section 7.10. Successor Trustee By Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee hereunder with the same effect as if the successor Trustee had been named as the Trustee herein; provided that such successor shall be otherwise eligible under this Article 7. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
          Section 7.11. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Section 310(a). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.
          Section 7.12. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it hereunder except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8 of this Indenture.
ARTICLE 8
SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS
          Section 8.01. Satisfaction and Discharge of Indenture. If at any time:
          (a) (i) the Company shall have paid or caused to be paid the principal of, premium, if any, and interest on all the Securities of any series outstanding hereunder (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08) as and when the same shall have become due and payable,
     (ii) the Company shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08), or
         (iii) all the Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year (or, in the case of securities that pay interest at a floating rate, within the remaining term of the then current interest period) or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and, in the case of clause (iii), the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in U.S. dollars (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 8.04) or U.S. Government Obligations, maturing as to principal, premium, if any, and interest in such amounts and at such times as will insure (without consideration of the reinvestment of such interest) the availability of cash, or a combination thereof, sufficient to pay at maturity or upon redemption all Securities of such series (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08 or delivered to the Trustee for cancellation), including principal, premium, if any, and interest due or to become due on or prior to such date of maturity or redemption as the case may be; provided, however, in the event a petition for relief under any applicable federal or state bankruptcy, insolvency or other similar law is filed with respect to the Company within 91 days after the deposit and the Trustee is required to return the deposited money to the Company, the Company’s obligations under the Indenture with respect to the Securities of such series shall not be deemed terminated or discharged;
          (b) the Company shall have paid or caused to be paid all other sums payable hereunder by the Company with respect to the Securities of such series;
          (c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction, defeasance and discharge of the Indenture with respect to the Securities of such series have been complied with; and
          (d) the Company has delivered to the Trustee (x) an Opinion of Counsel, by counsel of recognized standing in respect of U.S. federal income tax matters, to the effect that Holders of Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company’s deposit of funds under this Section 8.01 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred or (y) a ruling received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel, then this Indenture shall cease to be of further effect with respect to any Securities of such series (except as to (i) rights of registration of transfer and exchange, and the Company’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of holders to receive payments of principal thereof, premium, if any, and interest thereon, upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations and immunities of the Trustee hereunder and (v) the rights of the Securityholders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such series; provided, that the rights of Holders of the Securities to receive amounts in respect of principal of, premium, if any, and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.
          Section 8.02. Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 8.04, all moneys (including U.S. Government Obligations and the proceeds thereof) deposited with the Trustee pursuant to Section 8.01, Section 8.05 or Section 8.06 shall be held in trust and applied by the Trustee in accordance with the provisions of such Securities and the Indenture to the payment, either directly or through any Paying Agent (other than the Company acting as its own Paying Agent) to the Holders of the particular Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest, if any; but such money need not be segregated from other funds except to the extent required by law.
          Section 8.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any Paying Agent, other than the Trustee, under the provisions of this Indenture with respect to such series of Securities shall, upon and in accordance with the demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
          Section 8.04. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest or premium, if any, on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal, interest or premium, if any, shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such series or such Paying Agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.
          Section 8.05. Defeasance and Discharge of Indenture. The Company and each Subsidiary Guarantor shall be deemed to have paid and shall be discharged from any and all obligations in respect of the Securities of any series, on the 123rd day after the deposit referred to in clause (a) hereof has been made, and the provisions of this Indenture shall no longer be in effect with respect to the Securities of such series (and the Trustee, upon request and at the expense of the Company, shall execute proper instruments acknowledging the same), except as to: (1) rights of registration of transfer and exchange, and the Company’s right of optional redemption, if any, (2) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (3) rights of holders to receive payments of principal thereof, premium, if any, and interest thereon, upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (4) the rights, obligations and immunities of the Trustee hereunder and (5) the rights of the Securityholders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:
          (a) with reference to this provision, the Company has deposited or caused to be irrevocably deposited with the Trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, money or the equivalent in U.S. Government Obligations, or any combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, for payment of all (x) the principal of, premium, if any, and each installment of interest on the outstanding Securities of such series on the due dates thereof and (y) any mandatory sinking fund payments or analogous payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of Securities of such series and the Indenture with respect to the Securities of such series;
          (b) the deposit does not cause the Trustee with respect to the Securities to have a conflicting interest (within the meaning of Section 310(b) of the Trust Indenture Act) with respect to the Securities of such series;
          (c) the deposit will not result in a breach or violation of, or constitute a Default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and
          (d) on the date of such deposit, (i) there is no continuing Event of Default, or event (including such deposit) which, with notice or lapse of time or both, would become an Event of Default with respect to the Securities of such series, and (ii) no Event of Default under the provisions of Section 6.01(e) or Section 6.01(f) or event which, with notice or lapse of time or both, would become an Event of Default under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after such date; and
          (e) the Company has delivered to the Trustee (x) an Opinion of Counsel, by counsel of recognized standing in respect of U.S. federal income tax matters, to the effect that Holders of Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.05 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred or (y) a ruling received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel.

          Section 8.06. Defeasance of Certain Obligations. Section 6.01(c) and Section 6.01(d) shall no longer constitute an Event of Default; provided the following conditions have been satisfied:
          (a) with reference to this provision the Company has deposited or caused to be irrevocably deposited with the Trustee (or another qualifying trustee satisfying the requirements of Section 7.11) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in subclause (x) or (y) of this clause (i) money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee (x) the principal of, premium, if any, and each installment of interest on the outstanding Securities of such series on the due dates thereof and (y) any mandatory sinking fund payments or analogous payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of Securities of such series and the Indenture with respect to the Securities of such series;
          (b) on the date of such deposit, no Event of Default, or event (including such deposit) that, after the giving of notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;
          (c) the deposit does not cause the Trustee with respect to the Securities to have a conflicting interest (within the meaning of Section 310(b) of the Trust Indenture Act) with respect to the Securities of such series;
          (d) the deposit will not result in a breach or violation of, or constitute a Default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and
          (e) the Company has delivered to the Trustee (x) an Opinion of Counsel, by counsel of recognized standing in respect of U.S. federal income tax matters, to the effect that Holders of Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.06 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred or (y) a ruling received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel.
          Notwithstanding the foregoing, if the Company exercises its option with respect to the Securities of a series under this Section 8.06 and an Event of Default under the provisions of Section 6.01(e) or Section 6.01(f) or event which, with notice or lapse of time or both, would become an Event of Default under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after the date of such deposit referred to in clause (a) above, the obligation of the Company and each Subsidiary Guarantor to comply with Section 6.01(c) with respect to the Securities of such series shall be reinstated.
          Section 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any monies or U.S. Government Obligations in accordance with this Article 8 to pay any principal, premium, if any, or interest, if any, with respect to the Securities of any series by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantor’s obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such monies or U.S. Government Obligations in accordance with this Article 8; provided, however, that if the Company has made any payment of principal of, premium, if any, or interest, if any, on any Securities of such series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the monies or U.S. Government Obligations held by the Trustee or Paying Agent.
          Section 8.08. Indemnity. The Company shall pay and indemnify the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.08 and Section 8.02, the “Trustee”) against any tax, fee or other charge, imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01, 8.05 or 8.06 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Securities and any coupons appertaining thereto.
          Section 8.09. Excess Funds. Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon request of the Company any money or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 8.01, 8.05 or 8.06 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a discharge or defeasance, as applicable, in accordance with this Article 8.
          Section 8.10. Qualifying Trustee. Any trustee appointed pursuant to Section 8.05 or 8.06 for the purpose of holding money or U.S. Government Obligations deposited pursuant to such Sections shall be appointed under an agreement in form acceptable to the Trustee and shall provide to the Trustee a certificate, upon which certificate the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related defeasance have been complied with. In no event shall the Trustee be liable for any acts or omissions of said trustee.
ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS
          Section 9.01. Amendments Without Consent of Holders. The Company, each Subsidiary Guarantor and the Trustee may, at any time and from time to time, amend the Indenture or the Securities of any series without notice to or the consent of any Holder for any of the following purposes:

          (i) to effect the assumption of the Company’s or any Subsidiary Guarantor’s obligations under this Indenture by a successor Person;
          (ii) to impose additional covenants and Events of Default or to add Note Guarantees of other Persons for the benefit of the Holders;
          (iii) to add or change any of the provisions of this Indenture relating to the issuance or exchange of the Securities of such series in registered form, but only if such action does not adversely affect the interests of the Holders of the outstanding Securities of such series or related coupons in any material respect;
          (iv) to change or eliminate any of the provisions of this Indenture, but only if the change or elimination becomes effective when there are no outstanding Securities of any series, or related coupon, which are entitled to the benefit of such provision and as to which such modification would apply;
          (v) to secure the Securities of any series;
          (vi) to supplement any of the provisions of this Indenture to permit or facilitate the defeasance and discharge of the Securities of any series, but only if such action does not adversely affect the interests of the Holders of outstanding Securities of any series or related coupons in any material respect;
          (vii) to establish the form or terms of the Securities of any series and coupons, if any, of any Securities of such series as permitted by this Indenture;
          (viii) to evidence and provide for the acceptance of appointment by a successor Trustee and to add to or change any of the provisions of this Indenture to facilitate the administration of the trusts by more than one Trustee;
          (ix) to correct any mistakes or defects in this Indenture, but only if such action does not adversely affect the interests of the Holders of outstanding Securities or related coupons in any material respect or otherwise amend this Indenture in any respect that does not adversely affect the interests of the Holders of outstanding Securities or related coupons;
          (x) to conform the text of this Indenture, the Securities or the Note Guarantees to any provision of a description of such Securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular pursuant to which such Securities were offered to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture, the Securities or the Note Guarantees;
          (xi) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Securities of a particular series; and
          (xii) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

         Section 9.02. Amendments with Consent of Holders. (a) Subject to Section 9.02(b), the Company, each Subsidiary Guarantor and the Trustee may amend the Indenture and the Securities of any series, with the consent of the Holders of not less than a majority in principal amount of the Securities affected by such modification, to add, change or eliminate any provision of, or to modify the rights of such Holders under, the Indenture.
         (b) Notwithstanding the provisions of Section 9.02(a), without the consent of each Holder of outstanding Securities of any series affected, an amendment or waiver may not
          (i) change the stated maturity of the principal of, or any installment of interest on, the Securities of any series (or related coupon), reduce the principal amount thereof, the interest thereon or any premium payable upon redemption thereof or change the currency or currencies in which the principal, premium or interest is denominated or payable;
          (ii) reduce the amount of, or impair the right to institute suit for the enforcement of, any payment on the Securities of any series following maturity thereof;
          (iii) reduce the percentage in principal amount of the outstanding Securities of any series required for consent to any waiver of Defaults or compliance with the provisions of this Indenture with respect to such series;
          (iv) release any Subsidiary Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
          (v) modify any provision of this Indenture relating to modifications and waivers of Defaults and covenants, except to increase any such percentage or to provide that certain other provisions cannot be modified or waived without the consent of each Holder of outstanding Securities affected thereby.
         A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or of the coupons appertaining to such Securities.
         It shall not be necessary for the consent of any Holder under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
         An amendment, supplement or waiver under this Section shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Securities affected thereby. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company shall mail supplemental indentures to Holders upon written request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver or constitute a Default or Event of Default hereunder.
          Section 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.
          The Company may, but shall not be obligated to, fix a record date (which may be not less than five nor more than 60 days prior to the solicitation of consents) for the purpose of determining the Holders of the Securities of any series affected entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the immediately preceding paragraph, those Persons who were such Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be such Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.
          After an amendment, supplement or waiver becomes effective with respect to the Securities of any series affected thereby, it shall bind every Holder of such Securities unless it is of the type described in Section 9.02, in which case the amendment or waiver shall bind each such Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.
          Section 9.04. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of any Security, the Trustee may require the Holder thereof to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security of such series thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security of the same series and tenor that reflects the changed terms.
          Section 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture, stating that all requisite consents have been obtained or that no consents are required and stating that such supplemental indenture constitutes the legal, valid and binding obligation of the Company and each Subsidiary Guarantor, enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, subject to customary exceptions. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

          Section 9.06. Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the Trust Indenture Act.
ARTICLE 10
SUBSIDIARY GUARANTORS
          Section 10.01. Guarantees.
          (a) Each Subsidiary Guarantor hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance of all of the Guaranteed Obligations of such Subsidiary Guarantor, jointly with any other Subsidiary Guarantors and severally. Each Subsidiary Guarantor further agrees that its Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any such Guaranteed Obligation. Each Subsidiary Guarantor waives presentment to, demand of payment from and protest to the Company or any Subsidiary Guarantor of any of its Guaranteed Obligations, and also waives notice of acceptance of its guarantee, notice of protest for nonpayment and all similar formalities.
          (b) Each Subsidiary Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Trustee or any Holder to any security held for the payment of its Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Trustee or any Holder in favor of the Company.
          (c) Except for termination of a Subsidiary Guarantor’s obligations hereunder or a release of such Subsidiary Guarantor pursuant to Section 10.08, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations of such Subsidiary Guarantor or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Trustee or any Holder to assert any claim or demand or to enforce any right or remedy under the provisions of this Indenture or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Indenture or any other agreement, including with respect to any other Subsidiary Guarantor under this Agreement; (iii) any Default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations of such Subsidiary Guarantor; or (iv) any other act or omission that may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations of such Subsidiary Guarantor).
          (d) To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives any defense based on or arising out of any defense of the Company or any other Subsidiary Guarantor or the unenforceability of the Guaranteed Obligations of such Subsidiary

Guarantor or any part thereof from any cause, or the cessation from any cause of the liability of the Company or any other Subsidiary Guarantor, other than the indefeasible payment in full in cash of all the Guaranteed Obligations of such Subsidiary Guarantor. The Trustee may, at its election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Company or any Subsidiary Guarantor or exercise any other right or remedy available to them against the Company or any Subsidiary Guarantor, in each case without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent the Guaranteed Obligations of such Subsidiary Guarantor have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Guarantor against the Company or any other Subsidiary Guarantor, as the case may be.
          (e) Each Subsidiary Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation of such Subsidiary Guarantor is rescinded or must otherwise be restored by the Trustee upon the bankruptcy or reorganization of the Company, any other Subsidiary Guarantor or otherwise.
          (f) Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Note Guarantee.
          Section 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
          Section 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors, transferees and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
          Section 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.
          Section 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.
          Section 10.06. Execution and Delivery of Note Guarantee. To evidence its Note Guarantee set forth in Section 10.01 hereof, each Subsidiary Guarantor hereby agrees that a notation of such Note Guarantee shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions or in one or more indentures supplemental hereto, and shall be endorsed by an Officer of such Subsidiary Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Subsidiary Guarantor by one of its Officers.
          Each Subsidiary Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Note Guarantee.
          If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.
          The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.
          In the event that the Company or any of its Subsidiaries creates or acquires any Subsidiary after the date of this Indenture, if required by Section 4.10 hereof, the Company will cause such Subsidiary to comply with the provisions of Section 4.10 hereof and this Article 10, to the extent applicable.
          Section 10.07. Subsidiary Guarantors May Consolidate, etc., on Certain Terms.
          (a) Except as otherwise provided in Section 10.08 hereof, no Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than the Company or another Subsidiary Guarantor, unless immediately after giving effect to such transaction, no Default or Event of Default exists.
          (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the

Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person will succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
          (c) Except as set forth in Articles 4 and 5 hereof, and notwithstanding Section 10.07(a) and (b), nothing contained in this Indenture or in any of the Securities will prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or will prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.
          Section 10.08. Release of Subsidiary Guarantor. A Subsidiary Guarantor shall cease to constitute a Subsidiary Guarantor, and its Note Guarantee shall be deemed cancelled, cease to be of further force and effect, and is hereby released from its obligations under this Article 10 (other than any obligation that may have arisen under this Section 10.08):
          (a) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor;
          (b) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor;
          (c) upon such Subsidiary Guarantor’s being released as a borrower or guarantor under the Restated Credit Agreement;
          (d) unless there is then existing an Event of Default, at such time and for so long as any such Subsidiary Guarantor that became a Subsidiary Guarantor pursuant to Section 4.10 does not Guarantee any Indebtedness that would have required such Subsidiary Guarantor to enter into a supplemental indenture pursuant to Section 4.10 and the Company provides an Officers’ Certificate to the Trustee certifying that no such Guarantee is outstanding and the Company elects to have such Subsidiary Guarantor released from this Article 10; or
          (e) upon the exercise by the Company of its legal defeasance option or its covenant defeasance option or if the Obligations of the Company under the Indenture and the Securities are discharged pursuant to Article 8;
provided, however, that in the case of clauses (a) and (b) above, (i) such sale or other disposition is made to a Person other than the Company or a Subsidiary of the Company, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Company complies with its obligations under Section 5.01.
At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.
          Section 10.09. Contribution. Each Subsidiary Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.
ARTICLE 11
MISCELLANEOUS
          Section 11.01. Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.
          Section 11.02. Notices. Any notice or communication shall be sufficiently given if written and (a) if delivered in person when received or (b) if mailed by first class mail 5 days after mailing or (c) as between the Company and the Trustee if sent by facsimile transmission, when transmission is confirmed, in each case addressed as follows:
          if to the Company and/or any Subsidiary Guarantor:
TD AMERITRADE Holding Corporation
6940 Columbia Gateway Drive
Columbia, Maryland 21046
Facsimile No.: (443) 539-2209
Attention: General Counsel
          with a copy to:
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Facsimile No.: (312) 853-7036
Attention: Lisa J. Reategui, Esq.
          if to the Trustee:
The Bank of New York Mellon Trust Company, National Association
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Facsimile No.: (312) 827-8542
Attention: Corporate Trust

          The Company, any Subsidiary Guarantor or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication shall be sufficiently given to Holders of any Unregistered Securities, by publication at least once in an Authorized Newspaper and by mailing to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 313(c)(2) of the Trust Indenture Act at such addresses as were so furnished to the Trustee and to Holders of Registered Securities by mailing to such Holders at their addresses as they shall appear on the Security Register. Notice mailed shall be sufficiently given if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.
          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.
          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          In case it shall be impracticable to give notice as herein contemplated, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
          Section 11.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
          (a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          Section 11.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate required by Section 4.03) shall include:
          (a) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

          (c) a statement that, in the opinion of each such person, he has made, or is relying on, such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with.
          Section 11.05. Forms of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel rendering such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
          Section 11.06. Evidence of Ownership. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Holder of any Unregistered Security and the Holder of any coupon as the absolute owner of such Unregistered Security or coupon (whether or not such Unregistered Security or coupon shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes, and neither the Company, the Trustee, nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. The fact of the holding by any Holder of an Unregistered Security, and the identifying number of such Security and the date of his holding the same, may be proved by the production of such Security or by a certificate executed by any trust company, bank, banker or recognized securities dealer wherever situated satisfactory to the Trustee, if such certificate shall be deemed by the Trustee to be satisfactory. Each such certificate shall be dated and shall state that on the date thereof a Security bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Unregistered Securities specified therein. The holding by the person named in any such certificate of any Unregistered Securities specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (1) another certificate bearing a later date issued in respect of the same Securities shall be produced or (2) the Security specified in such certificate shall be produced by some other Person or (3) the Security specified in such certificate shall have ceased to be outstanding. Subject to Article 7, the fact and date of the execution of any such instrument and the amount and numbers of Securities held by the Person so executing such instrument may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in any other manner which the Trustee may deem sufficient.
          The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Registered Security shall be registered upon the Security Register for such series as the absolute owner of such Registered Security (whether or not such Registered Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, premium or interest on such Registered Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.
          Section 11.07. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.
          Section 11.08. Payment Date Other Than a Business Day. Except as otherwise provided with respect to a series of Securities, if any date for payment of principal, premium, if any, or interest on any Security shall not be a Business Day at any place of payment, then payment of principal of, premium, if any, or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at any place of payment with the same force and effect as if made on such date and no interest shall accrue in respect of such payment for the period from and after such date.
          Section 11.09. Governing Law. The laws of the State of New York shall govern this Indenture and the Securities, without regard to conflicts of law principles thereof.
          Section 11.10. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture or agreement may not be used to interpret this Indenture.
          Section 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of each Subsidiary Guarantor shall bind its successors, except as otherwise provided by Section 10.08 hereof. All agreements of the Trustee in this Indenture shall bind its successors.
          Section 11.12. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          Section 11.13. Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 11.14. Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.
          Section 11.15. Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or any indenture supplemental hereto, or in any Security or any coupons appertaining thereto, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer, director or employee, as such, of the Company, any Subsidiary Guarantor or of any successor of the foregoing, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and the coupons appertaining thereto by the holders thereof and as part of the consideration for the issue of the Securities and the coupons appertaining thereto.
          Section 11.16. Force Majeure. In no event shall the Trustee be responsible or liable, nor shall the Company or any Subsidiary Guarantor be responsible or liable to the Trustee, for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee or the Company or the Subsidiary Guarantors, as the case may be, shall use reasonable efforts which are consistent with accepted practices to resume performance as soon as practicable under the circumstances.
          Section 11.17. Communication by Holders of Securities with Other Holders of Securities. Holders of Securities of any series may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders of that series with respect to their rights under this Indenture or the applicable Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).
[Signatures follow on next page]

SIGNATURES
          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.
TD AMERITRADE HOLDING CORPORATION,
as Issuer
By:      /s/ Fredric J. Tomczyk
Name: Fredric J. Tomczyk
Title:   President and Chief Executive Officer
TD AMERITRADE ONLINE HOLDINGS CORP.,
as Subsidiary Guarantor
By:      /s/ Fredric J. Tomczyk
Name: Fredric J. Tomczyk
Title:   President
THE BANK OF NEW YORK MELLON TRUST COMPANY,
NATIONAL ASSOCIATION,
as Trustee
By:      /s/ Sharon K. McGrath
Name: Sharon K. McGrath
Title:   Vice President